Execution Copy

DEBOARDING AGREEMENT

This DEBOARDING AGREEMENT (this “Agreement”), dated as of November 1, 2007, is by and between DB Structured Products, Inc. (“DBSP”) and Countrywide Home Loans Servicing LP (the “Servicer”).

RECITALS

WHEREAS, the Servicer is currently servicing the Subject Mortgage Loans for the benefit of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-3 pursuant to the certain flow servicing agreement, dated as of June 30, 2006 (the “Countrywide Servicing Agreement”) by and between DBSP and the Servicer and modified in accordance with the terms of an assignment, assumption and recognition agreement dated as of September 28, 2007, among DBSP as assignor, ACE Securities Corp., as assignee, and the Servicer and acknowledged and agreed to by HSBC Bank USA, National Association, as trustee, and Wells Fargo Bank, N.A., as master servicer;

WHEREAS, Section 6.01(c) of the Countrywide Servicing Agreement provides that the Countrywide Servicing Agreement may be terminated by DBSP, at its sole option with respect to the Subject Mortgage Loans, without cause, in writing;

WHEREAS, DBSP desires to terminate the Countrywide Servicing Agreement with respect to the Subject Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

Section 1.

Defined Terms.  All capitalized terms used in this Agreement that are not defined herein are used with the meanings given to such terms in the Countrywide Servicing Agreement.  In addition, the following terms shall have the meanings specified below when used in this Agreement:

“Termination Effective Date” shall mean November 1, 2007.

“Subject Mortgage Loan” means a Mortgage Loan listed on Exhibit A to this Agreement.

Section 2.

Termination.  DBSP hereby terminates the Countrywide Servicing Agreement, pursuant to Section 6.01(c) thereof, with respect to the Subject Mortgage Loans, effective as of the Termination Effective Date.  DBSP and Countrywide hereby agree that the terms of Section 6.01(c) shall apply to the termination of the Countrywide Servicing Agreement with respect to the Subject Mortgage Loans; provided that the Servicer waives the 30 days prior written notice of termination requirement as described in Section 6.01(c).

Section 3.

Costs.  Each party will pay all costs and expenses incurred by it in connection with the negotiation and execution and delivery of this Agreement, including, without, limitation the fees, costs and expenses of its counsel.

Section 4.

Governing law.  This instrument shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.

Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

Section 6.

Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 7.

Effectiveness.  This Agreement shall become effective on the Termination Effective Date after it has been duly executed and delivered by the parties hereto.  This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC., Seller By: /s/ Ernest Calabrese Its: Director By: /s/ Karan Mehta Its: Vice President
COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership Servicer By: COUNTRYWIDE GP, INC., general partner By: /s/ Lee Wardlow Name: Lee Wardlow Title: Executive Vice President

[Signature Page to Deboarding Agreement]

Exhibit A

Subject Mortgage Loans